UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

AMERICAN UNITED GOLD CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-49951	91-2084507

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

900-555 Burrard Street, Vancouver,
British Columbia, Canada	V7X 1M8

(Address of principal executive offices)	(Zip Code)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On February 14, 2004 American United Gold Corporation ("the Company") determined not to renew the engagement of its independent accountants, Amisano Hanson ("Amisano"), and appointed K. R. Margetson Ltd. ("Margetson") as its new independent accountants, effective immediately.

This determination followed the Company's decision to seek proposals from independent accountants to audit the Company's financial statements for the fiscal year ending September 30, 2005. The decision not to renew the engagement of Amisano and to retain Margetson was approved by the Company's Audit Committee. Amisano was dismissed effective as of February 14, 2005.

In connection with the audits of the fiscal years ending September 30, 2004 and September 30, 2003 and to the date of dismissal, the Company had no disagreements with Amisano with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

The audit reports of Amisano on the financial statements of the Company as of and for the years ended September 30, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ending September 30, 2004 and September 30, 2003, including the subsequent interim periods through February 14, 2005, the date of Amisano's dismissal, and prior to the appointment of Margetson, the Company (or anyone on its behalf) did not consult with Margetson regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.

MPAC CORPORATION

By: /s/ David Uppal
David Uppal, President

Date: February 16, 2005